Exhibit 1.1

GEVO, INC.

33,250,000 Units

Consisting of One Share of Common Stock ($0.01 par value per Share),

a Series A Warrant to Purchase One Share of Common Stock and

a Series B Warrant to Purchase One Share of Common Stock

UNDERWRITING AGREEMENT

January 29, 2015

UNDERWRITING AGREEMENT

January 29, 2015

Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

Gevo, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Cowen and Company, LLC (the “Underwriter”) an aggregate of 33,250,000 units (the “Units”), each Unit consisting of (i) one share (each, a “Share”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), (ii) a Series A warrant to purchase one share of Common Stock at an exercise price equal to $0.27 per share (each, a “Series A Warrant”) and (iii) a Series B warrant to purchase one share of Common Stock at an exercise price equal to $0.20 per share (each, a “Series B Warrant” and, together with the Series A Warrants, the “Warrants”). The Units represent an aggregate of 33,250,000 Shares and Warrants to purchase up to an aggregate of 66,500,000 shares of Common Stock. The Units and, where applicable, the shares of Common Stock underlying the Warrants (the “Warrant Shares”) are collectively called the “Securities.” The Shares, Warrants and Warrant Shares are described in the Prospectus which is referred to below. The Units will not be issued or certificated. The Shares and the Warrants are immediately separable and will be issued separately, but will be purchased together in the offering.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a “shelf” registration statement on Form S-3 (File No. 333-187893) under the Act, including a basic prospectus, relating to the securities registered pursuant to such registration statement, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Underwriter (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for your use and for use by dealers in connection with the offering of the Securities, copies of one or more preliminary prospectus supplements and the documents incorporated by reference therein, relating to the Securities. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) in the form furnished by the Company to you for your use and for use by dealers in connection with the offering of the Securities.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriter has not offered or sold and will not offer or sell, without the Company’s consent, any Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriter or the Company with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Securities, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and the pricing information set forth on Schedule B.

“Applicable Time,” as used herein, means 8:45 a.m., New York City time, on January 29, 2015.

Any reference herein to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such

Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the NASDAQ Capital Market (the “NASDAQ”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriter agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter the Units and the Underwriter agrees to purchase from the Company the Units at a purchase price of $0.186 per Unit.

2. Payment and Delivery. Payment of the purchase price for the Units shall be made to the Company by federal funds wire transfer against delivery of the Units to you through the facilities of The Depository Trust Company (“DTC”). Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 3, 2015 (unless another time shall be agreed to by you and the Company) (the “Closing Date”). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Goodwin Procter LLP at 620 Eighth Avenue, New York, New York 10018, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Units.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Securities; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b) as of the Effective Time, the Registration Statement complied, in all material respects, with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the Act; the Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of the time of purchase, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) or otherwise with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the

Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriter are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Securities contemplated hereby is solely the property of the Company;

(d) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of our Common Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of our Common Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), subject, in each case, to (i) the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (ii) the issuance of Common Stock or any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s equity incentive plans, employee stock purchase plan or other employee compensation plans as such plans are in existence on the date hereof and described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (iii) the sale and issuance of the Shares hereunder and the issuance of Common Stock upon exercise of the Warrants, (iv) the issuance of Common Stock pursuant to the conversion of the Company’s 7.50% convertible senior notes due 2022 (the “2022 Convertible Notes”) and the Company’s 10.00% convertible senior secured notes due 2017 (as amended from time to time, the “2017 Convertible Notes” and, together with the 2022 Convertible Notes, the “Convertible Notes”) disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, including the issuance of Common Stock in full satisfaction of any interest or coupon make-whole payments due in connection therewith, (v) the issuance and sale by the Company of shares of Common Stock in connection with any strategic partnership, joint venture, collaboration, lending or other similar arrangement, or in connection with the acquisition or license by the Company or any of its Subsidiaries of any business, products, facilities, or intellectual property, not to exceed 15% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities contemplated by the Registration Statement, and (vi) the issuance of securities to 683 Capital Partners, LP, or any of its affiliates, in exchange for securities held by 683 Capital Partners, LP as of the date of this Agreement (and the issuance of Common Stock upon the exercise or conversion of any such securities); all of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, to execute and deliver this Agreement and the warrant agreements governing the Warrants (the “Warrant Agreements”), to be dated as of the Closing Date and entered into by and between the Company and American Stock Transfer & Trust Company, LLC (the “Warrant Agent”), and to perform its obligations hereunder and thereunder;

(f) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations of the Company and the Subsidiaries (as defined below) taken as a whole (the occurrence of any such effect being herein referred to as a “Material Adverse Effect”);

(g) the Company has no subsidiaries (as defined under the Act) other than Gevo Development, LLC and Agri-Energy, LLC (the “Subsidiaries”); the Company owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each of the Subsidiaries, except as disclosed in the Disclosure Package and the Prospectus; other than the capital stock or other equity interests of the Subsidiaries or as otherwise disclosed in the Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws (or similar organizational documents) of the Company and each Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation, limited liability company, or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company, or other entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as disclosed in the Disclosure Package and the Prospectus, are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(h) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party; the Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment of the applicable exercise price, will be duly and validly issued, fully paid and nonassessable;

(i) the Common Stock of the Company, including the Shares and Warrant Shares, and the Warrants conform in all material respects to the descriptions thereof contained or incorporated by reference in the Disclosure Package and the Prospectus;

(j) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus);

(k) this Agreement has been duly authorized, executed and delivered by the Company; each of the Warrant Agreements has been duly authorized by the Company and, when executed and delivered by the Company and the Warrant Agent, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

(l) the Warrants have been duly authorized by the Company and, upon issuance against payment of the applicable consideration set forth herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(m) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or bylaws, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule applicable to the Company or any of the Subsidiaries or any of their respective properties, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ) having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, or (v) any decree, judgment or order applicable to it or any of its properties, except, in the cases of clauses (ii), (iii), (iv) and (v), such breaches, violations, defaults, or rights that would not, individually or in the aggregate, have a Material Adverse Effect;

(n) the execution, delivery and performance of this Agreement and the Warrant Agreements by the Company, the issuance and sale of the Shares and Warrants by the Company, the issuance of the Warrant Shares issuable upon exercise of the Warrants and the consummation by the Company of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the charter or bylaws of the Company or any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule applicable to the Company or any of the Subsidiaries or any of their respective properties, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ) having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties; except, in the cases of clauses (ii), (iii), (iv) and (v) such breaches, violations, defaults, or rights that would not, individually or in the aggregate, have a Material Adverse Effect;

(o) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required to be obtained or made by the Company in connection with the issuance and sale by the Company of the Shares and Warrants, the issuance of the Warrant Shares upon exercise of the Warrants by the Company or the consummation by the Company of the transactions contemplated hereby or pursuant the Warrant Agreements, other than (i) the registration of the Securities under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriter, (iii) under the Conduct Rules of FINRA, (iv) any listing applications or other notices required by the NASDAQ, (v) filings with the Commission pursuant to Rule 424(b) under the Act, or (vi) filings with the Commission on Form 8-K with respect to this Agreement or the Warrant Agreements;

(p) except as described in the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase from the Company any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(q) except as described in the Disclosure Package and the Prospectus, (i) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses as presently conducted and (ii) neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except with respect to clauses (i) and (ii), as would not, individually or in the aggregate, have a Material Adverse Effect;

(r) except as described in the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or, to the best of the Company’s knowledge, any of their respective directors or officers, in their capacities as such, is, or would be, a party or of which any of their respective properties is, or would be, subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ) applicable to it, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(s) Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(t) the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, and the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance, in all material respects, with the requirements of the Act and the Exchange Act and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as disclosed therein); the other financial and statistical data of the Company contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are accurately presented and were prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package and

the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(u) except as disclosed in the Disclosure Package and the Prospectus, each stock option granted under any equity incentive plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in material compliance with applicable law and with the applicable Stock Plan(s), (ii) if granted to an officer of the Company, was duly approved by the board of directors (or a duly authorized committee thereof) of the Company, and (iii) has been properly accounted for in the Company’s financial statements in accordance with United States generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

(v) between the latest date as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and the time of purchase in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any event or circumstance that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole;

(w) the Company has obtained for the benefit of the Underwriter the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act);

(x) neither the Company nor any Subsidiary is, and, solely after giving effect to the offering and sale of Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, neither of them will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(y) the Company and each of the Subsidiaries have good title to all property (real and personal, excluding for the purposes of this subsection (y), Intellectual Property (as defined below)) owned by them which is material to the business of the Company and the Subsidiaries, taken as a whole, in each case, free and clear of all liens, claims, security interests or other encumbrances, except as disclosed in the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Registration Statement, the Disclosure Package and the Prospectus, as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(z) except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and the Subsidiaries own, or have obtained licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Disclosure Package and the Prospectus, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted (including the commercialization of products or services described in the Disclosure Package and the Prospectus, as currently under development) (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise disclosed in the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property owned by the Company or any of the Subsidiaries (“Company Intellectual Property”), except for any third parties to whom the Company or any of the Subsidiaries has granted licenses to the Company Intellectual Property pursuant to written license agreements in the ordinary course of business; (ii) to the Company’s knowledge, there is no infringement by third parties of any Company Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Disclosure Package and the Prospectus, as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) there is no patent or, to the Company’s knowledge, patent application, that contains claims that interfere with the issued or pending claims of any patent or patent application included in the Company Intellectual Property or that challenges the validity, enforceability or scope of any patent included in the Company Intellectual Property; and (viii) the Company has disclosed to the United States Patent and Trademark Office all prior art within the possession of the Company that may render any patent application within the Company Intellectual Property unpatentable or the failure to disclose of which may render any patent issued thereon unenforceable;

(aa) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(bb) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Disclosure Package and the Prospectus, there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance in all material respects by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) to the Company’s knowledge, is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) to the Company’s knowledge, is affected by any pending or threatened action, suit or proceeding, (v) is bound by any judgment, decree or order or (vi) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(cc) in the ordinary course of their business, the Company and each of the Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(dd) except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each Subsidiary have timely filed all tax returns required to be filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed in writing to be due from any such entity have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(ee) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(ff) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Disclosure Package or the Prospectus, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(gg) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(hh) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; in connection with the preparation of the Company’s most recent consolidated financial statements, the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed, to the extent required by the Act and the Exchange Act, in the Disclosure Package and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;

(ii) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, has been made or reaffirmed with a reasonable basis and in good faith;

(jj) all statistical or market-related data included or incorporated by reference in the Disclosure Package and the Prospectus, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(kk) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(ll) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions applicable to the Company or the Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines applicable to the Company or the Subsidiaries, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(mm) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the United States Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any United States sanctions administered or enforced by such authorities;

(nn) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except, in each case, as described in the Disclosure Package and the Prospectus or as would not result in a Material Adverse Effect;

(oo) except as otherwise disclosed in the Disclosure Package and the Prospectus, the issuance and sale of the Securities to the Underwriter as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(pp) except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;

(qq) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the Warrant Agreements (other than fees and/or commissions paid or payable to the Warrant Agent for performing services as warrant agent) or the consummation of the transactions contemplated hereby or by the Disclosure Package or the Prospectus;

(rr) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

(ss) Neither the Company nor any Subsidiary directly or indirectly controls, is controlled by, or is under common control with (within the meaning of FINRA 5121), or is an associated person (within the meaning of Article I, Section 1(rr) of the By-laws of FINRA) of, any member firm of FINRA.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as required to permit the offer and sale of Securities in such jurisdiction; provided, however, that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation in any foreign jurisdiction or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriter in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may reasonably request for the purposes contemplated by the Act; in case the Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or a Registration Statement under Rule 462(b) under the Act to be filed with the Commission and become effective before the Securities may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) upon your request, to promptly file with the Commission a new registration statement under the Act relating to the Securities, or a post-effective amendment or supplement to the Registration Statement, which new registration statement or post-effective amendment or supplement shall comply with the requirements of the Act and shall be in a form reasonably satisfactory to you, (iii) use its reasonable best efforts to cause such new registration statement or post-effective amendment or supplement to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment or supplement, if any;

(e) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, to (i) upon your request, file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Securities, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form reasonably satisfactory to you; and (ii) use its reasonable best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within one hundred eighty (180) days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(f) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and your counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(g) subject to Section 4(f) hereof, to timely file all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities; and for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and, except as reasonably determined by Company counsel to be required by law, to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;

(h) to advise you promptly of the happening of any event known to the Company within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, which event would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise you promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to you promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i) to make generally available to its security holders, and if not available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(j) to furnish to you ten copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto); provided, however, that the Company shall not be required to furnish any materials pursuant to this clause (j) if such materials are available on EDGAR;

(k) if requested by you, to furnish to you as early as practicable prior to the time of purchase, but not later than two (2) business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof; provided, however, that the Company shall not be required to furnish any materials pursuant to this clause (k) if such materials are available on EDGAR;

(l) to apply the net proceeds from the sale of the Shares and Warrants in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus, if any, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and Warrants to you, (iii) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and the filing fees and other disbursements of your counsel incurred in connection with such qualifications and determinations) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to you and to dealers, (iv) any listing of the Shares and Warrant Shares on any securities exchange or qualification of the Shares and Warrant Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Securities by FINRA, including the reasonable legal fees and the filing fees and other disbursements of your counsel relating to FINRA matters, (vi) the fees and disbursements of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and your sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the performance of the Company’s other obligations hereunder and (ix) all other reasonable out-of-pocket costs and expenses of the Underwriter incident to the performance of its obligations hereunder (including fees and disbursements of its legal counsel) not otherwise specifically provided for herein (such costs and expenses in this subsection (ix) are referred to as the “Reimbursable Expenses”); provided, however, that the Reimbursable Expenses shall be limited to $90,000 in the aggregate (for the offering of Securities contemplated hereby) and shall be paid to the Underwriter at the time of purchase.

(n) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(o) beginning on the date hereof and ending on, and including, the date that is ninety (90) days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of the Underwriter, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Securities as contemplated by this Agreement, including the issuance of the Warrant

Shares upon exercise of the Warrants, (B) issuances of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (C) the issuance of Common Stock or any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s equity incentive plans, employee stock purchase plan, deferred compensation plan or other employee compensation plans as such plans are in existence on the date hereof and described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (D) the filing of registration statements on Form S-8 relating to shares of Common Stock which may be issued pursuant to existing equity incentive plans, employee stock purchase plans or other employee compensation plans disclosed in the Disclosure Package and the Prospectus, (E) the registration under the Act and issuance and sale by the Company of shares of Common Stock to vendors, consultants and service providers of the Company as compensation or to settle bona fide trade liabilities or to one or more counterparties in connection with any strategic partnership, joint venture, collaboration, lending or other similar arrangement, or in connection with the acquisition or license by the Company or any of its Subsidiaries of any business, products, facilities, or intellectual property as long as (i) the aggregate amount of any such shares does not exceed 15% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities contemplated by the Registration Statement and (ii) each of the recipients of any such shares execute a Lock-Up Agreement for the remainder of the Lock-Up Period, (F) the issuance by the Company of Common Stock upon conversion of the Convertible Notes (including any amendment to the terms of the 2017 Notes that is made in connection with the Company’s restructuring of the indebtedness held by WB Gevo, Ltd. as of the date of this Agreement), including the issuance of Common Stock in full satisfaction of any interest or coupon make whole payments due in connection therewith, and the registration under the Act of shares of Common Stock which may be issuable upon conversion of the 2017 Convertible Notes (including in satisfaction of any interest or coupon make whole payments due in connection therewith), and (G) the issuance by the Company of securities to 683 Capital Partners, LP, or any of its affiliates, in exchange for securities held by 683 Capital Partners, LP as of the date of this Agreement (and the issuance of Common Stock upon the exercise or conversion of any such securities); provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(o) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(p) prior to the time of purchase, except as required by law, to issue no press release or other communication, directly or indirectly, and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Securities, without your prior consent (such consent not to be unreasonably withheld);

(q) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Prospectus and each Permitted Free Writing Prospectus;

(r) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(s) to reserve and keep available for the exercise of the Warrants such number of authorized but unissued shares of Common Stock as are sufficient to permit the exercise in full of the Warrants;

(t) to use its reasonable best efforts to cause the Shares and Warrant Shares to be listed for quotation on the NASDAQ and to maintain such listing for quotation on the NASDAQ; and

(u) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock, and to maintain a warrant agent for the Warrants.

5. Reimbursement of the Underwriter’s Expenses. If, after the execution and delivery of this Agreement, the Securities are not delivered for any reason other than the default by the Underwriter of its obligations hereunder, the Company shall be obligated to pay the amounts described in Section 4(m) hereof, including reimbursement of the Underwriter for all of its reasonably incurred out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, not to exceed $90,000 in the aggregate. Except as set forth in Section 4(m), Section 8 and this Section 5, the Underwriter will bear all of its own costs and expenses, including the fees and disbursements of its counsel and any stock transfer taxes applicable to the resale of any Securities by the Underwriter.

6. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations, in all material respects, hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase an opinion of Paul Hastings LLP and a letter from Paul Hastings LLP, counsel for the Company, each addressed to the Underwriter, and dated the time of purchase, in the forms set forth in Exhibit B-1 hereto and Exhibit B-2 hereto, respectively.

(b) The Company shall furnish to you at the time of purchase, an opinion of Cooley LLP, special counsel for the Company with respect to patents and proprietary rights, addressed to the Underwriter, and dated the time of purchase, in the form set forth in Exhibit C hereto.

(c) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase, and addressed to the Underwriter, in form and substance reasonably satisfactory to you, which letters shall cover, without limitation, the various financial disclosures contained in the Disclosure Package and the Prospectus.

(d) You shall have received at the time of purchase the favorable opinion of Goodwin Procter LLP, counsel for the Underwriter, dated the time of purchase in form and substance reasonably satisfactory to you.

(e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(f) The Registration Statement and any registration statement required to be filed, prior to the sale of the Securities, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(g) Prior to and at the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or, together with the Disclosure Package including the then most recent Pre-Pricing Prospectus, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) The Company will, at the time of purchase deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase in the form attached as Exhibit D hereto.

(i) The Company will, at the time of purchase, deliver to you a certificate of its Chief Financial Officer, dated the time of purchase, in the form attached as Exhibit E hereto.

(j) The Company will, at the time of purchase, deliver to you a certificate of its Secretary, dated the time of purchase, in the form attached as Exhibit F hereto.

(k) You shall have received copies, duly executed by the Company and the Warrant Agent, of the Warrant Agreements.

(l) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(w) hereof.

(m) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness in all material respects of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase, as you may reasonably request.

(n) The Company shall have filed a listing of additional shares notification with the NASDAQ in connection with the sale and issuance of the Shares and Warrant Shares, and shall have received no objections thereto from the NASDAQ.

(o) There shall exist no event or condition which would constitute a default or an event of default under any Warrant Agreement.

(p) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, if (a) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package and the Prospectus, there has been any change or any development involving a prospective change in the business, properties, management, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus, or (b) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE MKT or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the sole judgment of the Underwriter, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

If the sale to the Underwriter of the Securities, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 8 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

8. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, agents, directors, officers and members, any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of the Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or that arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or that arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter “indemnified party” (defined below) for any legal or other fees or expenses actually and reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or the Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses of such indemnified party’s counsel; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded, that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 8(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by such indemnifying party of the aforesaid request for reimbursement of fees and expenses of counsel in accordance with this Agreement, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Shares and Warrants. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any of its partners, agents, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus.

9. Information Furnished by the Underwriter. The statements set forth in the first paragraph under the caption “Underwriting – Commissions and Discounts” in the Prospectus constitute the only information furnished by or on behalf of the Underwriter, as such information is referred to in Sections 3 and 8 hereof.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to (i) Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022, Attention: Head of Equity Capital Markets (facsimile: 646-562-1249) and Attention: General Counsel (facsimile: 646-562-1124); and (ii) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112, (facsimile: (303) 858-8431), Attention: Patrick R. Gruber, Chief Executive Officer.

11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. The Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, agents, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

14. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriter is acting solely as an underwriter in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriter agree that the Underwriter is acting as principal and not the agent or fiduciary of the Company and the Underwriter has not assumed, and will not assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

15. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriter’s respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours,

GEVO, INC.

By:	/s/ Mike Willis
Name: Mike Willis
Title: Chief Financial Officer

Accepted and agreed to as of the date
first above written:

COWEN AND COMPANY, LLC

By:	/s/ Eric Helenek
Name: Eric Helenek
Title: Managing Director

SCHEDULE A

Permitted Free Writing Prospectuses

None.

SCHEDULE B

Pricing Information

Number of Shares: 33,250,000 shares

Number of Series A Warrants: Warrants to Purchase 33,250,000 shares

Number of Series B Warrants: Warrants to Purchase 33,250,000 shares

Purchase Price Per Unit: $0.20

Series A Warrant Exercise Price: $0.27

Series B Warrant Exercise Price: $0.20

Underwriting Discount: $0.014

EXHIBIT A

Lock-Up Agreement

January     , 2015

Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Gevo, Inc., a Delaware corporation (the “Company”), and you with respect to the public offering (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on and including, the date that is ninety (90) days after the date of the final prospectus relating to the Offering, the undersigned will not, without your prior written consent, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to the Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any other securities of the Company that are substantially similar to the Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

The foregoing sentence shall not apply to the following transfers:

(a) the registration of the offer and sale of Common Stock and Warrants as contemplated by the Underwriting Agreement and the sale of the Common Stock and Warrants to the Underwriter (as defined in the Underwriting Agreement) in the Offering;

(b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement;

(c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the “immediate family” (defined as the spouse, any lineal descendent, father, mother, brother or sister) of the undersigned, provided that (1) such disposition does not involve a disposition for value, and (2) such trust agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement;

(d) if the undersigned is a corporation, limited liability company or partnership, transfers to a wholly-owned subsidiary of the undersigned or to the direct or indirect stockholders, members or partners or other affiliates of the undersigned, provided that (1) such transfer does not involve a disposition for value, (2) the transferee agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement, and (3) no filing pursuant to Section 16 of the Exchange Act is required as a result of such transfer;

(e) transfers which occur by operation of law, such as the rules of intestate succession, provided that (1) no filing pursuant to Section 16 of the Exchange Act is required as a result of such transfer, and (2) such transferee agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement;

(f) the disposition of shares of Common Stock acquired in open market transactions after the Offering; provided that such disposition is not required to be reported pursuant to Section 16 of the Exchange Act;

(g) transfers in connection with the receipt or vesting of securities issued to the undersigned by the Company pursuant to any equity incentive, deferred compensation or other compensatory plans, the withholding by the Company or surrender of such securities and/or any sale or other disposition of such securities, solely in order to satisfy tax liabilities with respect to such issuance or vesting or any deemed disposition or deemed sale with respect to such securities;

(h) sales of shares of Common Stock pursuant to trading plans pursuant to Rule 10b5-1 promulgated under the Exchange Act, in existence on the date hereof; and

(i) transfers pursuant to a sale or an offer to purchase 100% of the Company’s Common Stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Cowen and Company, LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

Notwithstanding the above, if (i) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of Common Stock.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities, except, in each case, if the proposed transfer would be permitted pursuant to any of clauses (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this Lock-Up Agreement.

*     *     *

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement is terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name: